SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the  Commission Only (as permitted by Rule  14a-
       6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                                 GENROCO, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:   ------
        --------------
     2) Aggregate number of securities to which transaction applies:   ---------
        -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        --------------------
     4) Proposed maximum aggregate value of transaction:  --------------------
     5) Total fee paid:  --------------------

[   ]  Fee paid previously with preliminary materials
[   ]  Check box if  any part of the fee is  offset as provided by Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: --------------------
     2) Form, Schedule or Registration Statement No.: --------------------
     3) Filing Party: --------------------
     4) Date Filed: --------------------

                                 GENROCO, INC.
                                255 INFO HIGHWAY
                            SLINGER, WISCONSIN 53086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 2000

TO THE SHAREHOLDERS:

     The 2000 Annual Meeting of Shareholders of GENROCO, INC., a Wisconsin corporation (the "Company"), will be held on Friday, December 8, 2000 at 10:00 a.m. local time, at the Company's headquarters located at 255 Info Highway, Slinger, WI 53086 for the following purposes:

     1. To elect four directors for the ensuing year and until their successors are elected and qualified;

     2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock of the Company from 10,000,000 to 50,000,000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000, which includes audited financial statements, also accompanies this Notice.

     Only shareholders of record at the close of business on November 17, 2000 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours beginning November 28 and continuing to the date of the meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,

                                   /s/ Carl A. Pick

                                   Carl A. Pick
                                   Chairman and Chief Executive Officer

Slinger, Wisconsin
November 27, 2000

Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

                                 GENROCO, INC.
                                255 INFO HIGHWAY
                            SLINGER, WISCONSIN 53086

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 2000

               SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

     Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of GENROCO, Inc. (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted FOR the Company's nominees for election as directors at the Annual Meeting and FOR the proposal to increase the authorized shares of common stock of the Company. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the shareholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished to the Company.

     This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's shareholders commencing on or about November 24, 2000.

     A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted. A shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegram by the directors, officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, whereby such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

     The mailing address of the principal corporate office of the Company is 255 Info Highway, Slinger, WI 53086.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on November 17, 2000 (the "Record Date"), will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 9,327,224 shares of common stock, par value $0.02, ("Common Stock"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. Directors are elected by a plurality of the votes cast by the holder of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. The affirmative vote of a majority of such quorum is required with respect to the approval of Proposal 2 set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number votes. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of September 30, 2000 there were 9,327,224 shares of Common Stock outstanding. The table below sets forth as of September 30, 2000, certain information regarding the shares of Common Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table below, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially more than 5% of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                            Position               Number           % of
Name and Address            with the     Director  Of               Outstanding
Of Beneficial Owner1<F1>    Company      Since     Shares2<F2>      Shares
------------------------    -------      -----     -----------      ------

Known 5% Holders:

GENROCO ESOP 3<F3>          N/A           N/A        708,852 4<F4>    7.6%

Directors and Executive
Officers:

Carl A. Pick (Husband of    Director,     1988     2,059,670 5<F5>   22.1%
Barbara)c/o GENROCO, Inc.   CEO,
255 Info Highway            Chairman,
Slinger, WI 53086           President

Barbara R. Pick             Director      1988     2,019,273 6<F6>   21.6%
(Wife of Carl)
c/o GENROCO, Inc.
255 Info Highway
Slinger, WI 53086

Chris Good                  Director,     1988       631,431 7<F7>    6.8%
c/o GENROCO, Inc.           Vice
255 Info Highway            President
Slinger, WI 53086

Keith E. Brue               Director,                414,844 8<F8>    4.4%
c/o GENROCO, Inc.           Executive
255 Info Highway            Vice
Slinger, WI 53086           President,
                            COO, CFO,     1988
                            Secretary

All Directors and Officers  N/A           N/A      5,600,111 9<F9>   60.0%
as a Group (7 persons)

1<F1> The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days.

2<F2> Certain of the shares held by three directors secure loans from the Company which are forgiven over a three-year term. Please see "Executive Compensation" for details.

3<F3> The amount of shares listed for the ESOP excludes 331,668 shares of the Company's stock attributed to Officers and Directors listed above and included in their individual totals as follows: 114,438 for Mr. Pick, 110,543 for Ms. Pick, 78,761 for Mr. Good, and 27,936 for Mr. Brue.

4<F4> As noted in footnote 3, excludes amount of shares held by named officers and directors.

5<F5> Includes 60 shares held in a trust for the benefit of Michael Le Cuellar and Nicole M Cuellar, 377,400 shares held in a HR-10 and 114,428 shares held in the Company's ESOP. 111,520 shares are held by the Company as collateral in connection with a loan of $323,560 to Mr. Pick for his purchase of Company common stock. 332,000 shares which are held by a bank as collateral for a credit line.

6<F6> Includes 363,000 shares held in a HR-10 plan and 110,593 shares held in the Company's ESOP. 111,520 shares are held by the Company as collateral in connection with a loan of $323,560 to Mrs. Pick for her purchase of Company common stock. 332,860 shares are held by a bank as collateral for a personal credit line.

7<F7> Includes 23,160 shares held in a HR-10 plan and 78,761 shares held in the Company's ESOP. 59,632 shares are held by the Company as collateral in connection with a loan of $203,146 to Mr. Good for his purchase of Company common stock. 70,100 shares are held by a bank as collateral for a personal credit line.

8<F8>  Includes 27,936 shares held in the Company's ESOP.   55,222 shares are
held by the Company as collateral in connection with a loan of $183,301 for his purchase of Company common stock. 216,000 shares are held by a bank as collateral for a personal credit line.

9<F9> Includes 224,591 shares held in the Company's ESOP, and 2,694 shares held in IRA plans. 136,032 shares are held by the Company as collateral for $464,281 in loans to three other officers in transactions related to the purchase of Company common stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

     The Company has nominated four persons for election at the 2000 Annual Meeting as directors for terms expiring at the 2001 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company. The Company's annual meeting is usually held in August, but has been delayed due to the Company's intent to add outsider directors. To date, the Company has not been successful in nominating candidates who will serve as directors.

     SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

     All  directors  will  hold  office  until   the  next  Annual  Meeting   of
shareholders and the election and qualification of their successors. As mentioned above, the Company is looking to add outside directors. If the Company locates one or more qualified independent candidates to act as director, the Board of Directors will have to amend the bylaws of the Company to increase the size of the Board of Directors. Officers are elected annually and serve at the pleasure of the Board of Directors.

     Set forth below is certain biographical information (including principal occupations) relating to the nominees.

     CARL A. PICK, 52, is currently the Chairman of the Board, the Chief Executive Officer, the President and a Director of the Company. He is responsible for corporate development, marketing strategy, and overall corporate management of the Company. Mr. Pick graduated from Yale University in 1971 with a Bachelor's degree in Computer Engineering. Mr. Pick received a Master's degree in Computer Science from Yale in 1974. He, along with Barbara Pick, his wife, founded General Robotics Corporation ("GRC") in August 1974 and reorganized GRC into the Company in 1988. Mr. Pick is married to Barbara R. Pick. Mr. Pick is the Chairman of the High Speed Networking Forum and a director of VideoPropulsion, Inc. (a company spun-off by the Company).

     KEITH BRUE, 63, has served as an Executive Vice President, the Chief Operations Officer, the Chief Financial Officer and the Secretary of the Company since March 1997. He has been a Director of the Company since 1988. He is responsible for manufacturing, materials, logistics, accounting and finance. Mr. Brue received his MBA degree from the University of Chicago and has extensive operations experience with a focus on dealing with mergers, acquisitions and business systems processes. He began his career in public accounting with a predecessor to Ernst & Young LLP and has over 20 years of experience with several different high technology companies, including two which were publicly held and traded on NASDAQ, as the result of initial public offerings. Mr. Brue is a director of VideoPropulsion, Inc. (a company spun-off by the Company).

     BARBARA R. PICK, 49, is currently a Director of the Company. Mrs. Pick has been the Chairman Chief Executive Officer and President of VideoPropulsion, Inc. since its incorporation on October 1, 1999. Mrs. Pick also served as a Vice President of Sales for the Company since incorporation in 1974 to September 30, 1999 and President of the Company from 1997 to September 30, 1999. Mrs. Pick is married to Carl A. Pick.

     CHRIS GOOD, 49, is currently a Director of the Company. Mr. Good has been an Executive Vice President and the Chief Technical Officer of VideoPropulsion, Inc. since its incorporation on October 1, 1999. He graduated with an honors degree in Mathematics and Physics from King's College, University of London in 1971. He was formerly with ITT, then Compaq Computer Corporation, UK. He also served as Executive Vice President and Chief Technical Officer of the Company from 1987 to September 30, 1999

     All of the directors have held the positions with the Company or other organizations shown in the above descriptions during the past five or more years except that (i) Ms. Pick and Mr. Good have held their respective positions with VideoPropulsion, Inc. since its incorporation on October 1, 1999, prior to which both of them worked for the Company as described above, and (ii) Mr. Brue held the position of Chief Financial Officer for ImageMatrix, Inc. prior to joining the Company in March of 1997. Messrs. Pick, Brue, Good and Ms. Barbara Pick are each currently directors of VideoPropulsion, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. Except for one set of Form 4's from Carl A. Pick, Barbara R. Pick, Chris Good, Keith Brue, Donald Woelz, Joe Nordman, and Donald Benson, which were due on April 10, 2000 but not filed until May 15, 2000, the Company believes that all of these filing requirements were satisfied during the fiscal year ended March 31, 2000 and to the date of this report. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the commission.

MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six meetings (including telephonic meetings) during the fiscal year ended March 31, 2000. During the fiscal year ended March 31, 2000, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors. Currently, the Company does not have an audit, nominating or compensation committee, but it intends to form such committees once it has outside directors.

STOCK OPTIONS

     The Company did not grant any options during fiscal 2000 and no options were outstanding as of September 30, 2000. The Company does not have a stock option plan available for grants.

EXECUTIVE COMPENSATION

                           Summary Compensation Table

     The following table sets forth the compensation paid by the Company to executives for services rendered during the fiscal years of 2000, 1999 and 1998.

Name and                                                        All Other
Principal Position     Fiscal Year          Salary         Compensation 1<F10>
------------------     -----------          ------         -------------------

Carl A. Pick, CEO          2000            $ 71,602              $61,533
                           1999              95,953                2,838
                           1998             175,208                2,444

Barbara Pick,              2000              71,599               60,798
Former President           1999              95,953                2,527
                           1998             175,208                2,444

Chris Good,                2000              76,283               30,636
Former CTO                 1999              83,678                4,850
                           1998              99,400                4,690

Keith Brue, CFO            2000              90,485               89,873
                           1999              84,177                7,639
                           1998             107,886                6,552

1<F10> These amounts are related to the value of health and life insurance premiums paid by the Company on behalf of the employee, plus, for the 2000 fiscal year, forgiveness of notes issued by each listed employee in exchange for Common Stock of the Company as follows: $56,500 for Mr. Pick, $56,500 for Ms. Pick, $23,541 for Mr. Good and $79,441 for Mr. Brue.

DIRECTOR COMPENSATION

     The Company pays director fees in different amounts to each of its four directors. Directors compensation varies each year, and by individual, based on the discretion of the board. The following table illustrates the total amount of director fees paid to each director for fiscal 2000, 1999 and 1998.

                             2000             1999         1998
                             ----             ----         ----
Carl Pick (2)              $28,105          $30,795      $37,500
Barbara Pick                28,105           30,795       37,500
Chris Good                   4,240            4,090       12,500
Keith Brue                   4,000            4,000        2,500

SALE OF STOCK TO EMPLOYEES FOR NOTES

     The Company periodically sells Company common stock to employees at prices equal to approximately 85% of the average closing price for the stock over the course of the previous 30 days in exchange for personal notes bearing interest at a rate of 5.81% per annum. The stock purchase agreement stipulates that the notes will be forgiven over a period of time (generally 1-3 per year for three years), provided that the employee remains an employee of the Company and is not terminated for "cause" for any reason. In the event that the employee's employment arrangement terminates, for any reason, the Company has the right to "Call" the stock at the sales price and the employee has the right to "Put" the stock back to the Company in exchange for payment of the outstanding note at a price equal to approximately 95% of the purchase price. In the event that the Company terminates for any reason other than cause, the Company's "Call" is also terminated.

CHANGE IN CONTROL

     The Company does not have a change in control agreement with its officers. However, the Company's loan program where the Company loans money to employees to purchase stock in the Company and the loan is forgiven, generally over a three year period, provides that the Company's right to "call" the stock terminates upon a change in control. These loans bear interest at the rate of 5.81% per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In order to effect the spin-off of VideoPropulsion, Inc. (formerly a wholly owned subsidiary), GENROCO, Inc. and VideoPropulsion, Inc. entered into a series of agreements designed to allow the two businesses to operate on an arms-length basis in the future. These include, but are not limited to:

          O  Facilities Lease Agreement
          O Transitional Trademark Use and License Agreement (which may be amended by the parties)
          O  Interim Administrative Services Agreement
          O  Confidentiality and Non-Disclosure Agreement

     The Company continues to sell its products to VideoPropulsion, Inc.. During the six months ended September 30, 2000, the Company sold $43,000 in products to VideoPropulsion, Inc As noted above, the four directors of the Company also serve as four directors of VideoPropulsion, Inc. The Chairman of the Board of the Company establishes the salary of all employees.

     The Company periodically makes temporary loans to its officers. During fiscal 2000, loans were extended to Carl and Barbara Pick in the amount of $267,000, all of which were repaid prior to March 31, 2000. As of September 30, 2000, the outstanding principal balance of all such temporary loans was $4,642. For the fiscal year ended March 31, the outstanding principal balance of all such temporary loans as of the end of each month ranged from a low of $0 (March) to a high of $127,432.18 (July and August). The Company charges interest on these loans at the rate of 5.81% per annum.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote "FOR" each of the nominees for the Board of Directors. The directors own approximately 55% of the outstanding Common Stock of the Company and intend to vote "FOR" the nominees.

                                   PROPOSAL 2

                 PROPOSED INCREASE IN AUTHORIZED COMMON SHARES

     The authorized capital stock of the Company presently consists of 10,000,000 shares of Common Stock, $.02 par value, and 1,000,000 shares of Preferred Stock, $.02 par value, issuable in series. The following statements are brief summaries of certain provisions relating to the Company's capital stock contained in its Articles of Incorporation and Bylaws and in the laws of Wisconsin.

COMMON STOCK

     The Company's authorized Common Stock consists of 10,000,000 shares, $.02 par value, of which 9,327,224 shares are issued and outstanding as of September 30, 2000 and 592,677 have been reserved for issuance pursuant to the Company's outstanding warrants to purchase Common Stock. The issued and outstanding shares of Common Stock are fully paid and non-assessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case. Although Section 180.0622(2)(b) provides that such personal liability of shareholders shall be "to an amount equal to the par value of shares owned by them respectively, and to the consideration for  which  their  shares  without  par  value  was  issued,"  the
Wisconsin Supreme Court, by a split decision without a written opinion, has affirmed a judgment holding shareholders of a corporation liable under the substantially identical predecessor statute in effect prior to January 1, 1991 (Section 180.40(6)) for unpaid employee wages to an amount equal to the consideration for which their par value shares were issued rather than the shares' lower stated par value. Local 257 of Hotel and Restaurant Employees and Bartenders International Union v. Wilson Street East Dinner Playhouse, Inc., 126 Wis. 2d 284, 375 N.W.2d 664 (1985) (affirming the 1983 decision of the Circuit Court for Dane County, Wisconsin, in Case No. 82-CV-0023). The Wilson Street East case was subsequently overturned on other grounds. Holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. As of September 30, 2000, there were approximately 495 record holders of the Company's Common Stock. Each share of the Company's Common Stock is entitled to equal dividend rights and to equal rights in the assets of the Company available for distribution to holders of Common Stock upon liquidation, subject to the rights of outstanding shares of Preferred Stock. The Company's Articles of Incorporation and Bylaws do not provide for preemptive rights of the holders of its Common Stock.

PREFERRED STOCK

     The Company's authorized Preferred Stock presently consists of 1,000,000 shares, $.02 par value. The Company's Board of Directors may, without further action by the Company's shareholders, from time to time direct the issuance of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Such shares could have varying and different voting rights. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting powers of the holders of Common Stock, including the loss of voting control to others.

     There are currently no outstanding shares of Preferred Stock and no intent to issue any.

COMMON SHARES RESERVED FOR ISSUANCE

     As of September 30, 2000, 592,677 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants.

ANTI-TAKEOVER PROVISIONS

     Sections 180.1140 to  180.1144 of the  "Wisconsin Business Combination  Law
(the "WBCL") regulate a broad range of "business combinations" between a "resident domestic corporation" (which the Company believes it is) and an "Interested Stockholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets equal to at least 5% of the market value of the stock or assets of the Company or 10% of its earning power, or issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation, and certain other transactions involving an "interested stockholder." An "interested stockholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. The Wisconsin Business
Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Accordingly, the Wisconsin Business Combination Statute's prohibition on business combinations cannot be avoided during the three-year period by subsequent action of the board of directors or shareholders. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock by the interested stakeholders prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount.

     In addition, the WBCL provides, in sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a "significant shareholder" and a resident domestic corporation (as defined below) are subject to a supermajority vote of shareholders (the "Wisconsin Fair Price Statute"), in addition to any approval otherwise required. A "significant shareholder," with respect to an resident domestic corporation, is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Such business combinations must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination, (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher, or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled, and
(ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

     Under section 180.1150 (the "Wisconsin Control Share Statute") of the WBCL, unless otherwise provided in the articles of incorporation (which is not the case with respect to the Company's Amended and Restated Articles of Incorporation), the voting power of shares, including shares issuable upon conversion of convertible securities or exercise of options or warrants, of a resident domestic corporation held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the issuing public corporation, in certain specified transactions, or in a transaction with respect to which the corporation's shareholders have approved restoration of the full voting power of otherwise restricted shares. In light of the 10% threshold contained in the Wisconsin Business Combination Statute, the Wisconsin Control Share Statute threshold of 20% may not be implicated unless the board of directors approves a transaction that permits the shareholder to exceed the 10% ownership level.

     Section 180.1134 (the "Wisconsin Defensive Action Restrictions") of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares, or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation. The Company will have, following the distribution, three independent directors, so the restrictions described in clause (ii) will not initially apply to the Company. The restrictions described in clause (i) above may have the effect of deterring a shareholder from acquiring the Company's shares with the goal of seeking to have the Company repurchase such shares at a premium over the market price.

     The Company believes that it will qualify as a "resident domestic corporation" because it is headquartered in Wisconsin and its Common Stock is registered under Section 12 of the Securities and Exchange Act of 1934, as amended. Accordingly the Company will have the above anti-takeover protection discussed above.

CERTAIN ANTI-TAKEOVER EFFECTS

     Certain provisions of the Company's Amended and Restated Articles of Incorporation and By-Laws may have significant anti-takeover effects, including the limitation on the number of directors.

     The explicit grant in section 180.0827 of the WBCL, the "Wisconsin Stakeholder Provisions" of discretion to directors to consider nonshareholder constituencies could, in the context of an active "auction" of the Company, have anti-takeover effects in situations where the interests of stakeholders of the Company, including employees, suppliers, customers and communities in which the Company does business, conflict with the short-term maximization of shareholder value.

     The Wisconsin Control Share Statute may deter any shareholder from acquiring in excess of 20% of the outstanding stock of the Company and the Wisconsin Fair Price Statute may discourage any attempt by a shareholder to squeeze out shareholders without offering an appropriate premium purchase price. In addition, the Wisconsin Defensive Action Restrictions may have the effect of deterring a shareholder from acquiring the Company's shares with the goal of seeking to have the Company repurchase the shares at a premium.

     The statutory provisions and the Company's Amended and Restated Articles of Incorporation and By-Law provisions referenced above are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company's Board of Directors, and to ensure that sufficient time for consideration of such a proposal, and any alternatives, is available. Such measures are also designed to discourage investors from attempting to accumulate a significant minority position in the Company and then use the threat of a proxy contest as a means to pressure the Company to repurchase shares at a premium over the market value. To the extent that such measures make it more difficult for, or discourage, a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock, they could increase the likelihood that incumbent directors will retain their positions, and may also have the effect of discouraging a tender offer or other attempt to obtain control of the Company, even though such attempt might be beneficial to the Company and its shareholders.

INCREASED COMMON SHARES

     From time to time, the Board has authorized the issuance or reservation of shares of Common Stock in connection with the offering of Common Stock, the exercise of employee options or warrants, and the issuance of securities convertible into Common Stock. In the future, the Board may from time to time conclude that the issuance of additional shares of Common Stock for such purposes and potential acquisitions and private placements of Common Stock is in the best interest of the Company.

     To enable the Board to issue additional shares in connection with future transactions, the Board is submitting for shareholder approval proposed amendments to the Articles of Incorporation that would increase from 10,000,000 to 50,000,000 the number of shares of Common Stock that the Board is authorized to issue without further shareholder approval. The availability of authorized shares makes it possible to consummate potential transactions, including public and private offerings and acquisitions, without the cost and delays that could result if the Board were required to obtain shareholder authorization of additional shares in the context of a particular transaction. However, such availability, if approved, could have the effect of depriving the shareholders of the opportunity to consider the merits of individual transactions.

     At the present time, the Company needs additional working capital to continue its operations and is contemplating issuing 750,000 shares of Common Stock pursuant to a private placement for $2.00 per share. Purchasers of the company's Common Stock under such private placement would also receive a warrant entitling them to purchase one half share of Common Stock, for $3.00 per share, for every share of Common Stock purchased through the private placement. The Company's management is considering raising the amount to sell up to two million shares of Common Stock. The net proceeds of such private placement will be used to fund the company's working capital needs and other general corporate purposes. There can be no assurances that the private placement will be successful at all or on terms acceptable to the shareholders. The Company needs funds in December to continue to operate its business or it may cease operations.

     While the Board's purpose in proposing the increase in authorized shares of Common Stock is to provide the Company flexibility in meeting its future capital needs and in accomplishing potential acquisitions, it might be possible for the Board to issue a large number of shares of Common Stock to impede completion of a proposed hostile merger, tender offer or other takeover attempt which some shareholders may at the time deem to be in their best interest. A similar result might also be achieved by the issuance, without shareholder approval, of a series of Preferred Stock (which is already authorized for Board issuance without shareholder approval) vested with special voting rights, conversion rights or other rights and preferences to a party believed to be friendly to management.

     The issuance of additional shares of Common Stock could reduce existing shareholders' percentage ownership and voting power in the Company and, depending on the transaction in which they are issued, could affect the per share book value or other per share financial information.

     The effect of available authorized shares as an anti-takeover device is limited by the Board's duties with respect to the terms under which shares would be issued in takeover-related circumstances. Further, the Board has not considered this possibility as a reason for increasing the number of authorized shares, and it is not proposing the increase for the purpose of enhancing the Company's ability to resist an unwanted takeover attempt. In addition, the Company is unaware of any current proposal or plan of any third party to seek control of the Company.

     The proposed amendment would restate Article III of the Articles of Incorporation to read as follows:

                                  "ARTICLE III

                                 Capital Stock

          The authorized capital stock of this corporation shall consist of Fifty Million (50,000,000) common shares, par value $.02 per share and One Million (1,000,000) preferred shares, par value $.02 per share.

          The board of directors of this corporation is hereby vested to the fullest extent permitted by the Wisconsin Business Corporation Law to divide the preferred shared into series, and within the limitations set forth in the Wisconsin Business Corporation Law, the board of directors may fix and determine the relative rights and preferences of the shares of any preferred series so established."

     Approval of the proposal requires the affirmative vote of the holders of at least a majority of the outstanding voting shares. SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE PROPOSAL, UNLESS OTHERWISE SPECIFIED ON THE PROXY.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to the Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue. The directors own approximately 55% of the outstanding Common Stock of the Company and intend to vote "FOR" approval of the amendment to the Articles of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company selected Arthur Anderson LLP to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2000. Arthur Andersen's representatives are not expected to be present at the Annual Meeting.

                             REPORT ON FORM 10-KSB

     A COPY OF  THE COMPANY'S FORM  10-KSB WITHOUT EXHIBITS  FOR THE  TRANSITION
PERIOD ENDED MARCH 31, 2000 HAS BEEN ENCLOSED WITH THIS PROXY STATEMENT. SHAREHOLDERS MAY REQUEST A COPY OF THE EXHIBITS TO THE FORM 10-KSB, FREE OF CHARGE, BY WRITING TO: KEITH BRUE, CHIEF FINANCIAL OFFICER, GENROCO, INC., 255 INFO HIGHWAY, SLINGER, WISCONSIN 53086.

                        FINANCIAL AND OTHER INFORMATION

     Financial and other information regarding the Company, including the Company's financial statements and management's discussion and analysis of financial condition and results of operations, contained in the Company's Form 10-KSB (enclosed herein) is incorporated in this Proxy Statement by reference. The information contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information contained in the Company's Form 10-KSB incorporated herein. The Company's unaudited financial statements for the first two fiscal quarters of the 2001 fiscal year are set forth below.


                     CONSOLIDATED CONDENSED BALANCE SHEETS

                              ASSETS             (Unaudited)        (Audited)
                                                -------------    --------------

                                                June 30, 2000    March 31, 2000
                                                -------------    --------------
CURRENT ASSETS:

  Cash and Cash Equivalents                      $   701,212        $   842,104
  Accounts Receivable - Trade, Net of
    Allowances of $3,000 at June 30
    and March 31, 2000                               134,052            274,677
  Accounts Receivable from VideoPropulsion            76,279             72,604
  Inventories                                        749,511             72,934
  Prepaid Expenses                                   130,247             87,791
  Employee Advances                                   35,015             64,868
  Income Taxes Receivable                            211,127             11,127
  Net Assets of Discontinued Operations               47,842             56,554
                                                  ----------         ----------

   Total Current Assets                            2,085,285          2,282,659

PROPERTY AND EQUIPMENT, at cost
    Building                                       1,250,000          1,250,000
    Building and Leasehold Improvements               90,419             90,419
    Machinery and Equipment                          855,584            795,096
                                                  ----------         ----------

                                                   2,196,003          2,135,515

   Less - Accumulated Depreciation and
   Amortization                                      478,202            423,265
                                                  ----------          ---------

   Net Property, Plant and Equipment               1,717,801          1,712,250

Other Assets                                         146,938            137,749
                                                  ----------         ----------

   Total Assets                                   $3,950,024         $4,132,658
                                                  ----------         ----------
                                                  ----------         ----------


 LIABILITIES AND SHAREHOLDERS' INVESTMENT     (Unaudited)          (Audited)
                                             -------------       --------------

                                             June 30, 2000       March 31, 2000
                                             -------------       --------------
CURRENT LIABILITIES:

  Accounts Payable                            $  278,838            $  412,679
  Current Portion of Long Term Debt              360,476               352,980
  Accrued Payroll and Payroll Taxes               87,607               139,651
  Other Accrued Liabilities                      134,374               112,567
                                              ----------            ----------

   Total Current Liabilities                     861,295             1,017,877

LONG-TERM DEBT:
  Mortgage Payable                             1,046,954             1,061,377
  Payable to Banks                               157,000                    -
  Capital Leases Payable                         161,670               158,655
                                              ----------            ----------

   Total Liabilities                           2,226,919             2,237,909

SHAREHOLDERS' INVESTMENT:
  Common Stock, $.02 par value, 10,000,000
       shares authorized, 9,267,224
       issued and outstanding on June 30,
       2000 and 8,724,624 issued and
       outstanding on March 31, 2000             185,345                87,246
  Additional Paid-In Capital                   6,821,752             4,624,171
  Retained Deficit                            (2,622,366)           (1,618,107)
  Unearned Compensation                       (2,661,626)           (1,100,225)
  Advance to ESOP                                      -               (98,336)
                                             -----------           -----------

   Total Shareholders' Investment              1,723,105             1,894,749
                                              ----------            ----------

                                              $3,950,024            $4,132,658
                                              ----------            ----------
                                              ----------            ----------

See accompanying notes

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Dollars, Except Per Share Data)

                                                        (Unaudited)
                                               -----------------------------

                                                    Three Months Ended
                                                         June 30,
                                               -----------------------------

                                                  2000               1999
                                               ----------         ----------

NET SALES                                     $   255,957         $   938,170
COST OF GOODS SOLD                                247,629             355,750
                                              -----------         -----------
  Gross Profit                                      8,328             582,420

OPERATING EXPENSES:
  Engineering                                     432,056             199,265
  Selling and Administrative                      434,833             386,966
                                              -----------         -----------
                                                  866,889             586,231
                                              -----------         -----------

Loss from Operations                             (858,561)             (3,811)
  Interest Expense                                 37,637               8,341
  Interest Income                                   8,022               4,501
  Other Non-Operating Expenses                      7,370               6,502
                                              -----------         -----------
LOSS BEFORE TAXES                                (895,546)            (14,153)

  Income Tax Expense                                    -               7,000
                                              -----------         -----------


NET LOSS FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                           (895,546)            (21,153)

      (Loss) / Earnings from Discontinuing
        Operations (Less Applicable Tax
        Provision of $0)                         (108,713)             32,002
                                             ------------         -----------

NET (LOSS) INCOME                            $ (1,004,259)        $    10,849
                                             ------------         -----------
                                             ------------         -----------

BASIC AND FULLY DILUTED (LOSS)
   EARNINGS PER SHARE                        $       (.11)        $        -
                                             ------------         -----------
                                             ------------         -----------

Average number of shares outstanding            8,905,490           7,669,980
                                             ------------         -----------
                                             ------------         -----------

Average number of shares - Assuming full
dilution                                        9,249,242           7,668,980
                                             ------------         -----------
                                             ------------         -----------

      (After consideration of July 3, 2000, 2-for-1 forward stock split)

See accompanying notes


                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           (Unaudited)
                                                    ---------------------------

                                                        Three Months Ended
                                                             June 30,
                                                    ---------------------------


                                                       2000             1999
                                                    -----------      ----------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss from continuing operations                $(895,546)      $ (21,153)

  Adjustments to reconcile net income to net cash provided by (used in) operating activities:

     Depreciation, amortization and deferred
       income taxes                                     55,748          30,436

     Compensation expense from forgiveness
       of notes receivable from shareholders           234,279          73,829

     (Loss) Earnings from discontinued operations     (108,713)          32,002

     Change in assets and liabilities:

       Current assets, other than cash                  59,419         381,633

       Current liabilities, other than notes
         payable                                      (167,014)       (134,367)
                                                     ---------       ---------

            Net cash (used in) provided by
               operating activities                   (821,828)        362,380

CASH FLOWS FROM INVESTING ACTIVITIES:

  Additions to property, plant and equipment,
    net of retirements                                 (70,489)       (103,964)
                                                     ---------       ---------

     Net cash used in investing activities             (70,489)       (103,964)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                         211,255         116,924
  Principal payments of long-term debt                 (58,166)       (175,000)
  Issuance of common stock:                            (58,166)       (175,000)
     Private placement                                 500,000              -
Purchase of Stock                                           -          (42,464)

  Advance to ESOP                                       98,336          61,883
                                                     ---------       ---------

     Net cash provided by (used in) financing
       activities                                      751,425         (38,657)
                                                     ---------       ---------

  Net (decrease) increase in cash and cash
    equivalents                                       (140,892)        219,759

  Cash and cash equivalents at beginning of
    period                                             842,104         524,359
                                                     ---------       ---------

  Cash and cash equivalents at end of period         $ 701,212       $ 744,118
                                                     ---------       ---------
                                                     ---------       ---------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                        (Unaudited) June 30,
                                       -----------------------

                                          2000         1999
                                       ---------     ---------

Cash paid during year for:


  Interest                              $37,637      $ 8,341
                                        -------      -------
                                        -------      -------

                                        $    -       $    -
  Income taxes                          -------      -------
                                        -------      -------


See accompanying notes

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 2000

1.   BASIS OF PRESENTATION

     The consolidated condensed financial statements include GENROCO, Inc. and its wholly owned subsidiaries, VideoPropulsion, Inc. and GENROCO International, Inc. (collectively the "Company" or "GENROCO") and have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.

     The financial results of VideoPropulsion, Inc. for the quarter are included herein as a discontinued operation because it was spun off to its shareholders on July 10, 2000. The historical financial data for GENROCO has been adjusted to reflect the impact of treating VideoPropulsion, Inc. as a discontinued operation.

     The share data in this  report has been adjusted  to reflect the effect  of
     the  2-for-1  forward  stock  split  distributed   on  July  13,  2000   to
     shareholders of record on July 3, 2000.

     Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations, and as such, the Company believes that the disclosures are adequate to make the information presented not misleading. The results for the quarter ended June 30, 2000 may not be indicative of the results for the entire year. These statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-KSB for the Company's fiscal year ended March 31, 2000.

2.   INVENTORIES

     Cost of the Company's inventory is determined using the average cost first-in, first-out (FIFO) inventory valuation method. The distribution between major classes of inventories is as follows:

                                          (Unaudited)          (Audited)
                                         June 30, 2000       March 31, 2000
                                         -------------       --------------


Raw material and work-in-process            $250,978            $480,018
                                            --------            --------

Finished goods                               498,533             192,916
                                            --------            --------

                                            $749,511            $672,934
                                            --------            --------
                                            --------            --------

3.   DISTRIBUTION OF SUBSIDIARY

     In August of 1999, the board of directors of GENROCO began contemplating the spin-off and distribution of the Company's Digital Video Broadcast
     (DVB) business as a separate company to be named VideoPropulsion, Inc. The Company executed the distribution on July 10, 2000 by issuing one new share of VideoPropulsion Inc. stock, for each share of Company stock held by GENROCO shareholders of record, as of the close of business on June 30, 2000. The spin-off was recorded as a distribution as of July 10, 2000 and served to reduce retained earnings by approximately $120,000.

4.   STOCK SPLIT

     In July 2000, GENROCO declared a 2 for 1 stock split as of July 3, 2000 with a distribution date of July 13, 2000. As a result, shareholders of record as of July 3, 2000 received 4,633,612 additional shares to bring the total outstanding amount to 9,267,224.

  FINANCIAL STATEMENTS (UNAUDITED) FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2000

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                  (Unaudited)        (Audited)
                     ASSETS
                                                 -------------      ------------

                                                 September 30,       March 31,
                                                      2000              2000
                                                 -------------      ------------

CURRENT ASSETS:
  Cash and Cash Equivalents                        $  259,077       $  842,104
  Accounts Receivable - Trade, Net of
    Allowances of $3,000 at September 30, 2000
    and March 31, 2000                                561,648          274,677
  Accounts Receivable from VidoPropulsion, Inc.       142,715           72,604
  Inventories                                         767,748          672,934
  Prepaid Expenses                                    192,669           87,791
  Employee Advances                                    36,616           64,868
  Income Taxes Receivable                                  -           211,127
  Net Assets of Discontinued Operations                    -            56,554
                                                   ----------       ----------
       Total Current Assets                         1,960,473        2,282,659

PROPERTY AND EQUIPMENT, at cost
  Building                                          1,250,000        1,250,000
  Building and Leasehold Improvements                  90,419           90,419
  Machinery and Equipment                             864,237          795,096
                                                   ----------       ----------
                                                    2,204,656        2,135,515

  Less - Accumulated Depreciation and
    amortization                                      533,418          423,265
                                                   ----------       ----------

  Net Property, Plant and Equipment .               1,671,238        1,712,250

Other Assets                                          154,871          137,749
                                                   ----------       ----------

       Total Assets                                $3,786,582       $4,132,658
                                                   ----------       ----------
                                                   ----------       ----------



     LIABILITIES AND SHAREHOLDERS'           (Unaudited)           (Audited)
              INVESTMENT                  ------------------    --------------

                                          September 30, 2000    March 31, 2000
                                          ------------------    --------------
CURRENT LIABILITIES:

  Accounts Payable                           $  228,517             $  412,679
  Current Portion of Long Term Debt             342,833                352,980
  Accrued Payroll and Payroll Taxes              97,259                139,651
  Notes Payable to Banks                        389,000                      0
  Other Accrued Liabilities                     183,491                112,567
                                             ----------             ----------
   Total Current Liabilities                  1,241,100              1,017,877

LONG-TERM DEBT:
  Mortgage Payable                            1,036,454              1,061,377
  Capital Leases Payable                        130,329                158,655
                                             ----------             ----------
   Total Liabilities                          2,407,883              2,237,909

SHAREHOLDERS' INVESTMENT:
  Common Stock, $.02 par value,
       10,000,000 shares authorized,
       9,267,224 issued and outstanding
       on June 30, 2000 and 8,724,624
       issued and outstanding on March
       31, 2000                                 185,704                174,492
  Additional Paid-In Capital                  6,967,293              4,536,925
  Retained Deficit                           (3,286,773)            (1,618,107)
  Unearned Compensation                      (2,467,923)            (1,100,225)
  Advance to ESOP                               (19,602)               (98,336)
                                             ----------             ----------
   Total Shareholders' Investment             1,378,699              1,894,749
                                             ----------             ----------
   Total Liabilities and Shareholders'       $3,786,582             $4,132,658
      Investment                             ----------             ----------
                                             ----------             ----------
See accompanying notes

               CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                        Three Months Ended                       Six Months Ended
                                                          September 30,                           September 30,
                                                      2000                1999                2000                1999
                                                      ----                ----                ----                ----
NET SALES                                          $ 678,045           $ 957,756         $   934,002          $1,896,926

COST OF GOODS SOLD                                   348,353             408,378             595,982             764,128
                                                   ---------            --------         -----------          ----------
Gross Profit                                         329,692             549,378             338,020           1,131,798

OPERATING EXPENSES:
  Engineering                                        425,687             203,545             857,743             402,810
  Selling and administrative                         471,199             442,965             906,032             829,931
                                                   ---------            --------         -----------          ----------
                                                     896,886             646,510           1,763,775           1,232,741
                                                   ---------            --------         -----------          ----------

LOSS FROM OPERATIONS                                (567,194)            (97,132)         (1,425,755)           (100,943)

   Interest expense                                   36,217              10,123              73,854              18,464
   Interest income                                       812               2,888               8,834               7,389
   Other non-operating expenses                        8,062              (9,910)             15,432              (3,408)
                                                   ---------            --------         -----------          ----------
   LOSS BEFORE TAXES                                (610,661)            (94,457)         (1,506,207)           (108,610)
   (Provision) Benefit - Income taxes.                (5,904)             25,000              (5,904)             18,000
                                                   ---------            --------         -----------          ----------
LOSS FROM CONTINUING OPERATIONS                     (616,565)            (69,457)         (1,512,111)            (90,610)
Gain (Loss) from
  Discontinued Operations                              9,031              30,664             (99,682)             62,667
                                                   ---------            --------         -----------          ----------
NET LOSS                                           $(607,534)           $(38,793)        $(1,611,793)         $  (27,943)
                                                   ---------            --------         -----------          ----------
                                                   ---------            --------         -----------          ----------
BASIC LOSS EARNINGS PER SHARE
                                                      $ (.07)              $ .00              $ (.18)              $ .00
DILUTED LOSS
  PER SHARE                                           $ (.07)              $ .00              $ (.17)              $ .00

Average number of
shares outstanding                                 9,282,224           7,728,150           9,043,252           7,481,058
                                                   ---------           ---------         -----------          ----------
                                                   ---------           ---------         -----------          ----------
Average number of
 shares - Assuming full dilution                   9,874,901           7,728,150           9,635,930           7,481,058
                                                   ---------           ---------         -----------          ----------
                                                   ---------           ---------         -----------          ----------

See accompanying notes

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                         (Unaudited)
                                                                                ------------------------------
                                                                                Six Months Ended September 30,
                                                                                ------------------------------
                                                                                  2000                1999
                                                                                ----------          ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss from continuing operations                                         $(1,512,111)         $  (90,610)
   Adjustments to reconcile net income to net cash (used in)
     provided by operating activities:
   Depreciation, amortization and deferred income taxes                            110,153              63,483
   Compensation expense due to forgiveness of notes
     receivable related to sale of stock to employees                              391,802             154,815
   (Loss) Earnings from discontinued operations                                    (99,682)             62,666
Change in assets and liabilities:
   Current assets, other than cash                                                (154,645)           (176,761)
   Receivable from VideoPropulsion, Inc.                                           (70,111)                 -
   Current liabilities, other than notes payable                                  (155,630)            107,620
                                                                               -----------           ---------
   Net cash (used in) provided by operating activities                          (1,490,224)            121,213

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment, net of retirements                  (69,141)           (178,926)
                                                                               -----------           ---------
   Net cash used in investing activities                                           (69,141)           (178,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from lease financing and bank debt                                     680,244             783,049
   Principal payments of lease financing and bank debt                            (354,640)           (795,806)
   Sale of common stock                                                            572,000                  -
   Purchase of common stock                                                             -              (22,464)
   Advance to ESOP                                                                  78,734              61,883
   Dividend associated with spin-off of VideoPropulsion, Inc.                      (56,873)                 -
                                                                               -----------           ---------
   Net cash provided by financing activities                                       976,338              26,662
                                                                               -----------           ---------
   Net decrease in cash and cash equivalents                                      (583,027)            (31,051)
   Cash and cash equivalents at beginning of period                                842,104             524,359
                                                                               -----------           ---------
   Cash and cash equivalents at end of period                                  $   259,077           $ 493,308
                                                                               -----------           ---------
                                                                               -----------           ---------

              SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

                                                         (Unaudited)
                                                   -----------------------

                                                        September 30,
                                                   -----------------------

                                                    2000             1999

Cash paid during year for:

   Interest                                       $ 72,481         $ 18,464
                                                  --------         --------
                                                  --------         --------


   Income Taxes                                   $     -          $175,036
                                                  --------         --------
                                                  --------         --------



See accompanying notes

                         GENROCO, INC. and Subsidiaries
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000

1.   BASIS OF PRESENTATION

     The consolidated condensed financial statements include the accounts of GENROCO, Inc. and its wholly owned subsidiaries, GENROCO International, Inc. (currently dormant and in the process of liquidation) and VideoPropulsion, Inc., up to July 10, 2000, the effective date of the spin-off, (collectively the "Company" or "GENROCO") and have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations, and as such, the Company believes that the disclosures are adequate to make the information presented not misleading. The results for the quarter ended September 30, 2000 may not be indicative of the results for the entire year. It is suggested these statements be read in conjunction with the financial statements and the notes thereto, included in the Company's Form 10-KSB for its fiscal year ended March 31, 2000 which was filed on June 19, 2000.

2.   INVENTORIES

     Cost of the Company's inventory is determined using the average cost first-in, first-out (FIFO) inventory valuation method. The distribution between major classes of inventories is as follows:

                                            (Unaudited)              (Audited)
                                         September 30, 2000       March 31, 2000
                                         ------------------       --------------



Raw Material and Work-In Process              $495,248               $480,018

Finished Goods                                 272,500                192,916
                                              --------               --------

                                              $767,748               $672,934
                                              --------               --------
                                              --------               --------



3.   DISTRIBUTION OF SUBSIDIARY

     In August 1999, the board of directors of GENROCO began contemplating the spin-off and distribution of the Company's Digital Video Broadcast (DVB) business as a separate company to be named VideoPropulsion, Inc. The Company executed the distribution on July 10, 2000 by issuing one share of VideoPropulsion Inc. stock for each share of Company stock held by GENROCO shareholders of record as of the close of business on June 30, 2000. The spin-off was recorded as a distribution as of July 10, 2000 and served to reduce retained earnings by $56,873.

4.   STOCK SPLIT

     In July 2000, GENROCO declared a 2-for-1 stock split to shareholders of record as of July 3, 2000 with a distribution date of July 13, 2000. As a result, shareholders of record as of July 3, 2000, received 4,633,612 additional shares to bring the total outstanding amount to 9,267,224 on a post-split basis. Subsequent to the split, the Company has issued an additional 60,000 shares to bring the total outstanding amount to 9,327,224 as of September 30, 2000. All financial information has been restated for the split.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended for inclusion in the proxy material for the 2001 Annual Meeting of shareholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before July 27, 2001. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

     Notice of shareholder proposals for presentation at the 2001 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after October 10, 2001. If the annual meeting date is changed, the Company shall disclose in the Form 10-QSB such revised dates.

                      MATERIALS INCORPORATED BY REFERENCE

     The Company's Form 10-KSB (enclosed herein) is incorporated in this Proxy Statement by reference. The information contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information contained in the Company's Form 10-KSB incorporated herein.

                                   GENROCO, INC.

                                   /s/ Carl A. Pick

                                   ------------------------------------
                                   Carl A. Pick
                                   Chairman and Chief Executive Officer

November 27, 2000

                                 GENROCO, INC.

               ANNUAL MEETING OF SHAREHOLDERS - DECEMBER 8, 2000
                                   P R O X Y
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CARL A. PICK AND KEITH BRUE, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of GENROCO, Inc., a Wisconsin corporation, to be held on Friday, December 8, 2000, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1. Election of Directors ----- FOR all nominees listed ----- WITHHOLD AUTHORITY
                           below (except as marked to     to vote for all
                           the contrary below)            nominees listed below

             CARL A. PICK, KEITH BRUE, BARBARA R. PICK, CHRIS GOOD

(INSTRUCTION:   To withhold authority to vote for any individual nominee,  write that nominee's name on the line provided below.)
--------------------------------------------------------------------------------

2. Approve an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000.

     ---------- FOR     ---------- AGAINST     ---------- ABSTAIN

                          (Continued on reverse side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                         (Continued from reverse side)

3. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                   Dated: -------------------------, 2000

                                   --------------------------------------

Check appropriate box              --------------------------------------
Indicate changes below:               Signature(s) of Shareholder(s)

Address Change? ----   Name Change ----  PLEASE SIGN PERSONALLY AS NAME APPEARS
                                         AT LEFT.  When signing as attorney,
                                         executor, administrator, personal
                                         representative, trustee or guardian,
                                         give full title as such.  If signer is
                                         a  corporation, sign full corporate
                                         name by duly authorized officer.  If
                                         stock is  held in the name of two or
                                         more persons, all should sign.

PLEASE SIGN AND DATE THIS PROXY AND RETURN IN ENCLOSED PREPAID ENVELOPE - PLEASE DO NOT FOLD